As filed with the Securities and Exchange Commission on October 17, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Howard Hughes Corporation

(Exact name of registrant as specified in governing instruments)

One Galleria Tower

13355 Noel Road, 22nd Floor

Dallas, Texas 75240

(214) 741-7744

(Address, including Zip Code and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Grant Herlitz

President

The Howard Hughes Corporation

One Galleria Tower

13355 Noel Road, 22nd Floor
Dallas, Texas 75240

(214) 741-7744

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to

Mark T. Goglia

Jones Day

2727 North Harwood Street

Dallas, Texas 75201-1515

Telephone: (214) 220-3939

Facsimile: (214) 969-5100

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classed of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.01 par value per share(3)	9,343,250	N/A	$444,925,565	$60,687.84
Common stock warrants(4)	8,000,000	N/A	—	—
Common stock issuable upon the exercise of common stock warrants(5)	8,000,000	—	$400,000,000	$54,560.00
Common stock issuable upon the exercise of common stock warrants(6)	2,862,687	—	$123,087,247	$16,789.10
Total(7)				$132,036.94
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends, recapitalizations, anti-dilution adjustments or similar transactions.

(2)			Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)

Represents (a) 3,636,927 shares of our common stock issued to (i) REP Investments LLC, an affiliate of Brookfield Asset Management Inc. (and its designees, as applicable, the “Brookfield Investor”) and (ii) Pershing Square Capital Management, L.P. on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (collectively, “Pershing Square”) pursuant to investment agreements and a designation described herein and (b) 5,706,323 shares of common stock issued to Pershing Square and General Trust Company in connection with the distribution of our common stock in connection with the separation of the company from General Growth Properties, Inc. The proposed maximum aggregate offering price for the common stock is the product of (x) 9,343,250 (the number of shares of common stock being registered hereby) and (y) $47.62 (the price at which the Brookfield Investor and Pershing Square have agreed to purchase the shares of our common stock pursuant to investment agreements and a designation described herein).

(4)

Represents warrants to acquire 8,000,000 shares of our common stock issued to (i) the Brookfield Investor, (ii) Pershing Square, (iii) The Fairholme Fund and Fairholme Focused Income Fund (collectively, “Fairholme” and, together with the Brookfield Investor and Pershing Square, the “Plan Sponsors”) and Blackstone Real Estate Partners VI, L.P. (“Blackstone”) pursuant to investment agreements and a designation described herein. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants being offered hereby because the warrants are being registered on the same registration statement as the common stock underlying the warrants.

(5)

Includes 8,000,000 shares of our common stock issuable upon the exercise of warrants issued to the Plan Sponsors and Blackstone pursuant to investment agreements and a designation described herein. Pursuant to Rule 457(g) under the Securities Act, the maximum aggregate offering price is based on the $50.00 exercise price of the warrants.

(6)

Represents 2,683,716 shares of our common stock issuable upon the exercise of warrants held by David R. Weinreb and Grant Herlitz at an exercise price of $42.23. Also represents 178,971 shares of our common stock issuable upon the exercise of a warrant held by Andrew C. Richardson at an exercise price of $54.50. Pursuant to Rule 457(g) under the Securities Act, the maximum aggregate offering price is based on the exercise prices of the warrants.

(7)

This registration statement includes unsold securities that had previously been registered under the company’s registration statements on Form S-11 (File Nos. 333-174317 and 333-170074) filed with the Securities and Exchange Commission on May 18, 2011, as amended by the S-11/A filed on September 2, 2011, and November 8, 2010, respectively (the “Prior Registration Statements”). In connection with the registration of such unsold securities on the Prior Registration Statements, the company paid an aggregate of $80,542.50 in registration fees for such unsold securities. In accordance with Rule 457(p) of the Securities Act, the registration fee paid for the unsold securities on the Prior Registration Statements will be used to offset the registration fee. Accordingly, the amount of the registration fee for the registration of securities under this registration statement of $132,036.94 has been reduced to $51,494.44.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 17, 2012

Prospectus

THE HOWARD HUGHES CORPORATION

20,205,937 shares of Common Stock

Warrants to purchase up to 8,000,000 shares of Common Stock

This prospectus relates solely to the resale by the selling stockholders identified in this prospectus of up to an aggregate of: (i) 20,205,937 shares of common stock of The Howard Hughes Corporation, or HHC, $0.01 par value per share, consisting of 3,636,927 shares of common stock issued pursuant to the shareholders agreements described herein, 5,706,323 shares of common stock issued in connection with the separation and distribution described herein, 10,862,687 shares of common stock issuable upon exercise of the warrants described herein; and (ii) 8,000,000 warrants to acquire common stock of the Company.

The selling stockholders identified in this prospectus (which term as used herein includes their pledgees, donees, transferees or other successors-in-interest) may offer the shares or warrants from time to time as they may determine through public transactions or through other means and at varying prices as determined by the prevailing market price for shares or in negotiated transactions as described in the section entitled “Plan of Distribution” beginning on page 8.

We are required to register the shares and warrants with the Securities and Exchange Commission (the “SEC”) pursuant to shareholder agreements and warrant agreements described herein. We do not know whether, when or in what amount the selling stockholders may offer the shares or warrants for sale.  We expect that the offering price for our common stock will be based on the prevailing market price of our common stock at the time of sale.  Our common stock trades on the New York Stock Exchange, or the NYSE, under the symbol “HHC.”  The last reported sales price on October 16, 2012 was $71.58.  We do not intend to list the warrants on any exchange; accordingly, there will not be an established market price for the warrants.  There is currently no established market price for the warrants.  We expect that the offering price for the warrants will be based on the relationship between the exercise price of the warrants and the prevailing market price for our common stock at the time of sale.

We will not receive any of the proceeds from the sale of these shares of our common stock or the warrants by the selling stockholders.

Investing in shares of our common stock or the warrants involves risks. See “Risk Factors” beginning on page 3 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the other reports we file with the Securities and Exchange Commission that are in incorporated by reference herein to read about factors you should consider before buying shares of our common stock or the warrants.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated      , 2012

This prospectus is part of a resale registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process.  Under this process, selling stockholders named in this prospectus may sell our common stock from time to time.  Each time selling stockholders sell shares of our common stock, the selling stockholders will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as required by law.  This prospectus may be supplemented from time to time to add, update or change information in this prospectus.  Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement.  Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus (as supplemented and amended) and the documents incorporated by reference herein or therein.  We have not authorized anyone to provide you with different information.  This document may only be used where it is legal to sell these securities.  You should not assume that the information contained in this prospectus and the documents incorporated by reference herein or therein are accurate as of any date other than their respective dates regardless of the time of delivery of the prospectus or any sale of our common stock.  You should also read this prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical fact included in this prospectus are forward-looking statements.  Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts.  These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” “believe,” “may,” “should,” “would,” “likely,” and other words of similar expression. Forward-looking statements should not be unduly relied upon. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements.  These forward-looking statements present our estimates and assumptions only as of the date of this prospectus. Except as may be required by law, we undertake no obligation to modify or revise any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.  We caution you not to rely on these forward-looking statements.

In this prospectus and the documents incorporated by reference, for example, we make forward-looking statements discussing our expectations about:

•                  capital required for our operations and development opportunities for the properties in our Operating Assets and Strategic Developments segments following the spin-off;

•                  expected performance of our Master Planned Communities segment and other current income producing properties;

•                  future liquidity;

•                  future development opportunities; and

•                  future development spending.

Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•                  our history of losses;

•                  our inability to obtain operating and development capital;

•                  a prolonged recession in the national economy and adverse economic conditions in the retail sector;

•                  our inability to compete effectively;

•                  our directors may be involved or have interests in other businesses, including real estate activities and investments;

•                  our inability to control certain of our properties due to the joint ownership of such property and our inability to successfully attract desirable strategic partners;

•                  potential conflicts with GGP (as defined below) arising from agreements with GGP with respect to certain of our assets;

•                  risks associated with our spin-off from GGP not qualifying as a tax-free distribution for U.S. federal income tax purposes;

•                  substantial stockholders having influence over us, whose interests may be adverse to ours or yours; and

•                  the other risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 incorporated by reference therein.

iii

PROSPECTUS SUMMARY

This summary contains basic information about us and the resale of securities being offered by the selling stockholders.  It does not contain all of the information you should consider before investing.  You should read this entire prospectus carefully, including the section entitled “Risk Factors” and our consolidated and combined financial statements and the notes thereto incorporated by reference in this prospectus, before making an investment decision.  Unless the context otherwise requires, references to the “Company,” “HHC,” “we,” “us” and “our” refer to The Howard Hughes Corporation and its subsidiaries and joint venture interests after giving effect to the spin-off.

Overview

We are a developer and operator of master planned communities and mixed use properties.  We currently operate our business in three segments:  Master Planned Communities, Operating Assets and Strategic Developments.  We are headquartered in Dallas, Texas and our assets are located across the United States.

We were incorporated in Delaware on July 1, 2010 to receive certain assets and liabilities of GGP, Inc., formerly known as General Growth Properties, Inc. (“GGP” and collectively with its subsidiaries, our “predecessors”), in connection with our predecessors’ emergence from bankruptcy.  We completed our spin-off from GGP on November 9, 2010.

Shareholders Agreements

In order to fund a portion of our spin-off, GGP entered into investment agreements with the Plan Sponsors (as defined below).  Pursuant to the terms of those agreements, we entered into agreements (the “Shareholders Agreements”) with each of (i) Brookfield Retail Holdings LLC, an affiliate of Brookfield Asset Management, Inc. (and its designees, as applicable, the “Brookfield Investor”), (ii) The Fairholme Fund and Fairholme Focused Income Fund (collectively, “Fairholme”) and (iii) Pershing Square Capital Management, L.P., on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (collectively, together with their permitted assigns, including PSRH, Inc., “Pershing Square” and, together with the Brookfield Investor and Fairholme, the “Plan Sponsors”).  The Plan Sponsors entered into agreements with Blackstone Real Estate Partners VI, L.P. (“Blackstone” and together with its permitted assigns, the “Blackstone Investors”) whereby Blackstone subscribed for approximately 7.6% of the shares of reorganized GGP and our common stock issued to each of the Plan Sponsors under the Shareholders Agreements on November 9, 2010 and, in connection therewith, received an allocation of each of the Plan Sponsor’s warrants described below to acquire our common stock (collectively, the “Blackstone Designation”).  On November 9, 2010, the Plan Sponsors and the Blackstone Investors purchased $6.3 billion of common stock of reorganized GGP and $250.0 million of our common stock at $47.619048 per share.

Upon consummation of the spin-off and after giving effect to the Blackstone Designation, we issued to the Brookfield Investor, Pershing Square, Fairholme and the Blackstone Investors 2,424,618, 1,212,309, 1,212,309 and 400,764 shares of our common stock, respectively, pursuant to the Shareholders Agreements and the Blackstone Designation.  Of the Plan Sponsors and the Blackstone Investors, only Pershing Square received shares of our common stock pursuant to the spin-off in the amount of 2,355,708 shares, as a result of its ownership of shares of common stock of GGP prior to November 9, 2010.

Upon consummation of our predecessors’ plan of reorganization, we issued to the Brookfield Investor warrants to purchase approximately 3.83 million shares of our common stock.  We issued to each of Fairholme and Pershing Square warrants to purchase approximately 1.92 million shares of our common stock and to the Blackstone Investors warrants to purchase approximately 0.33 million shares of our common stock, in each case, with an initial exercise price of $50.00 per share.  The per share exercise price has been adjusted from the originally contemplated exercise price to reflect a reduction in the number of shares that will be issued for the same aggregate consideration upon exercise of the warrants.  See “Related Party Transactions and Certain Relationships—Transactions Prior to the Spin-Off” contained in our 2012 Definitive Proxy Statement on Schedule 14A and incorporated by reference herein.

As of October 16, 2012, the Brookfield Investor and Pershing Square beneficially owned 6.3% and 9.4%, respectively, of our common stock (excluding shares issuable upon exercise of the warrants).  As of October 10, 2012, the Brookfield Investor, Fairholme, Pershing Square and the Blackstone Investors beneficially owned 16.1%, 4.8%, 13.7% and 0.9%, respectively, of our common stock (assuming exercise by the applicable warrant holder of all of its outstanding warrants).

Each of the Plan Sponsors has participation rights in future public and private equity issuances by us, to allow them to maintain their respective percentage ownership on a fully diluted basis. These participation rights terminate when the applicable Plan Sponsor’s beneficial ownership (together with its affiliates’ beneficial ownership) is less than 5% on a fully diluted basis.

Executive Offices

Our principal executive offices are located at 13355 Noel Road, 22nd Floor, Dallas, Texas 75240.  Our main telephone number is (214) 741-7744. Our website is http://www.howardhughes.com/.  The contents of our website are not a part of this prospectus.

Risk Factors

Investing in our common stock and warrants involves a high degree of risk.  See “Risk Factors” beginning on page 3 of this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the other reports we file with the SEC that are incorporated by reference herein for a discussion of factors you should carefully consider before investing in our common stock or the warrants.

RISK FACTORS

An investment in our common stock or warrants involves a high degree of risk.  You should carefully consider the following risk factors and the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the other reports we file with the SEC that are incorporated by reference herein, as well as the other information contained in this prospectus, before making an investment in our company.  If any of the following risks actually occur, our business, financial condition and/or results of operations could be materially and adversely affected. In such an event, the trading price of our common stock and warrants could decline and you could lose part or all of your investment.

Risks Related to Our Warrants

The adjustment to the exercise price for warrants and the number of shares of common stock underlying each warrant in connection with an anti-dilutive adjustment event may not adequately compensate you for any lost value of your warrants as a result of such transaction.

If a specified corporate event or transaction constituting a dilutive event occurs, under certain circumstances we will adjust the exercise price for warrants and the number of shares of common stock underlying each warrant in connection with such dilutive adjustment event.  The adjustment to the exercise price for warrants and the number of shares of common stock underlying each warrant will be determined based on the date on which the dilutive event occurs or becomes effective.  The adjustment to the exercise price for warrants and the number of shares of common stock underlying each warrant in connection with a dilutive event may not adequately compensate you for any lost value of your warrants as a result of such dilutive event.

Under certain circumstances, holders may have to pay U.S. federal income tax as a result of a deemed distribution with respect to our common stock or warrants—even if holders do not receive a corresponding distribution of cash—such as, if we adjust, or fail to adjust, the exercise price of the warrants in certain circumstances.

Holders of our common stock or warrants may be treated as having received a constructive distribution in certain circumstances, for example if we make certain adjustments to (or fail to make adjustments to) the exercise price of the warrants and such adjustment (or failure to make an adjustment) has the effect of increasing the proportionate interest of certain holders in our earnings and profits or assets.  Such a distribution could be treated as a taxable dividend or capital gain for U.S. federal income tax purposes even though holders do not receive any cash with respect to such constructive distribution.  In addition, you may be subject to U.S. federal withholding tax on any such constructive distribution on our common stock or warrants.  You are advised to consult your independent tax advisor regarding the possibility and tax treatment of any deemed distributions for U.S. federal income tax purposes.

Until the exercise of our warrants, holders of these securities do not have identical rights as holders of our common stock, but they will be subject to all changes made with respect to our common stock.

Holders of warrants are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but they will be subject to all changes affecting our common stock.  See the description of our common stock and warrants set forth in our registration statement on Form 10/A, which we filed on November 4, 2010, which we have incorporated by reference herein.  Holders of our warrants will have rights with respect to our common stock only if they receive our common stock upon exercise of the warrants and only as of the date when such holder becomes a record owner of the shares of our common stock upon such exercise.  For example, with respect to warrants, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date a warrant holder is deemed to be the owner of the shares of our common stock due upon exercise of the warrants, the exercising warrant holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The market price of our common stock may or may not exceed the exercise price of the warrants.

The warrants granted to the Plan Sponsors are immediately exercisable or, in the case of the Fairholme warrants, upon 90 days written notice for the first 6.5 years and without notice anytime thereafter, and will expire seven years after our November 9, 2010 spin-off.  The warrants granted to Messrs. Weinreb and Herlitz and Mr. Richardson become exercisable in November 2016 and February 2017, respectively, and expire in November 2017 and February 2018, respectively.  Although as of October 16, 2012, the market price of our common stock exceeded the exercise price of the warrants, we cannot provide you with any assurance that that the market price of our common stock will always remain in excess of the exercise price of the warrants in any or all periods prior to the date of expiration.  Any warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the warrant holder.

Since the warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court.  As a result, holders of the warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their warrants or may receive an amount less than they would be entitled to if they had exercised their warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

There is no public market for the warrants.

There is no established public trading market for the warrants, and we do not expect a market to develop.  In addition, we do not intend to apply for quotation or listing of the warrants on any securities exchange.  Without an active market, the liquidity of the warrants will be limited.  There can be no assurance that a market will ever develop for the warrants.  Even if a market for the warrants does develop, the price of the warrants may fluctuate and liquidity may be limited.  If a market for the warrants does not develop, then purchasers of the warrants may be unable to resell the warrants or sell them only at an unfavorable price for an extended period of time, if at all.  Resale prices of the warrants will depend on many factors, including:

•                  our operating performance and financial condition;

•                  our ability to continue the effectiveness of the registration statement, of which this prospectus is a part, covering warrants and the common stock issuable upon exercise of the warrants;

•                  the interest of securities dealers in making a market; and

•                  the market for similar securities.

The market price of our warrants will be directly affected by the market price of our common stock, which may be volatile.

To the extent that a secondary market for our warrants develops, we believe that the market price of our warrants will be significantly affected by the market price of our common stock.  We cannot predict how the shares of our common stock will trade in the future.  This may result in greater volatility in the market price of our warrants than would be expected for non-exercisable securities.

If an effective registration is not in place and a current prospectus is not available when an investor desires to exercise warrants, such investor may be unable to exercise his, her or its warrants, causing such warrants to expire worthless.

Holders of shares of common stock received pursuant to the exercise of the warrants will be able to sell their warrant shares only if a registration statement relating to such securities is then in effect, or if such transaction is exempt from the registration requirements of the Securities Act, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the purchaser of such securities resides.  We intend to use our best efforts to keep a registration statement in effect covering warrant shares and to maintain a current prospectus relating to warrant shares until the expiration of the warrants.  We cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the warrant shares, holders may be unable to sell their warrant shares.  If the prospectus relating to the warrant shares is not current, the warrants may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, and such warrants may expire worthless.

WHERE YOU CAN FIND MORE INFORMATION

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov/.  You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public

Reference Section at the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

You may obtain a copy of any of our filings, at no cost, by writing or calling us at:

The Howard Hughes Corporation
13355 Noel Road, Suite 22nd Floor
Dallas, TX 75240
(214) 741-7744

We also post our SEC filings to our website at http://www.howardhughes.com/.  The contents of our website are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents.  The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will automatically update the information in this prospectus to the extent that such later information modifies or supersedes the information in this prospectus.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.  We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•                  our 2011 Annual Report on Form 10-K for the year ended December 31, 2011, which we filed on February 29, 2012;

•                  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which we filed on May 8, 2012;

•                  our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which we filed on August 9, 2012

•                  our Current Reports on Form 8-K, which we filed on February 29, 2012 and June 14, 2012;

•                  the description of our Series A Junior Participating Preferred Stock in our registration statement on Form 8-A which we filed on February 29, 2012;

•                  the description of our common stock and warrants set forth in our registration statement on Form 10/A, which we filed on November 4, 2010; and

•                  all documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

Any statement incorporated by reference in this prospectus from an earlier dated document that is inconsistent with a statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus by such statement contained in this prospectus or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference herein.

We also specifically incorporate by reference any documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to The Howard

Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, telephone (214) 741-7744, or by using the “Investors” section of our website at http://www.howardhughes.com/ or from the SEC through the SEC’s website at www.sec.gov.  Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

USE OF PROCEEDS

We are registering these shares of our common stock and these warrants for the benefit of the selling stockholders.  We will not receive any proceeds from the resale of our common stock or the warrants under this offering.

SELLING STOCKHOLDERS

The selling stockholders, pursuant to this prospectus, may from time to time offer and sell any or all of:

•                  the shares of our common stock set forth in the table below under the column entitled “Shares of Company Stock Beneficially Owned Prior to Offering”;

•                  the warrants to purchase the number of shares of our common stock set forth in the table below under the column entitled “Shares of Common Stock Underlying Warrants Beneficially Owned Prior to Offering”; and

•                  the common stock issuable upon the exercise of the warrants set forth in the table below under the column entitled “Shares of Common Stock Underlying Warrants Beneficially Owned Prior to Offering.”

When we refer to “selling stockholders” in the “Plan of Distribution” section of this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.  Except as noted in this prospectus or in the reports incorporated herein by reference, none of the selling stockholders have, or within the past three years have had, any material relationship with us or any of our predecessors or affiliates and the selling stockholders are not or were not affiliated with registered broker-dealers.

Based on the information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all of the shares of our common stock and warrants owned or beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Shares of Common Stock Beneficially Owned After the Offering—Number of Shares.”  We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock or warrants to acquire our common stock.  In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock or warrants to acquire our common stock in transactions exempt from the registration requirements of the Securities Act after the date as of which the information is set forth on the table below.

Beneficial ownership of shares is determined under SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power.  Shares of common stock subject to warrants or options currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and beneficially owned by the person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.  Unless otherwise noted below, the address of the persons and entities listed in the table is c/o The Howard Hughes Corporation, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240.

	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Underlying Warrants Beneficially Owned Prior to Offering					Shares of Common Stock Beneficially Owned After the Offering
Name of Beneficial Owner	Number of Shares		Percentage of Shares Outstanding	Number of Shares		Percentage of Shares Upon Exercise of Warrants	Number of Shares of Common Stock Being Offered		Number of Shares	Percentage of Shares
The Blackstone Investors(1)	—		—	333,333		0.9%	333,333		—	—
Brookfield Retail Holdings HHC LLC(2)	789,145		2.1%	1,247,643		5.2%	2,036,788		—	—
Brookfield Retail Holdings II LLC(2)	541,513		1.4%	856,134		3.6%	1,397,647		—	—
Brookfield Retail Holdings III LLC(2)	621,147		1.6%	982,036		4.1%	1,603,183		—	—
Brookfield Holdings IV-A LLC(2)	71,816		0.2%	113,541		0.5%	185,357		—	—
Brookfield Retail Holdings IV — B LLC(2)	143,342		0.4%	226,625		1.0%	369,967		—	—
Brookfield Retail Holdings IV — C LLC(2)	48,023		0.1%	75,924		0.3%	123,947		—	—
Brookfield Retail Holdings IV-D LLC(2)	48,023		0.1%	75,924		0.3%	123,947		—	—
Brookfield Retail Holdings V LP(2)	161,609		0.4%	255,506		1.1%	417,115		—	—
Fairholme	—		—	1,916,667		4.8%	1,916,667		—	—
Pershing Square(3)	3,568,017		9.4%	1,916,667		13.7%	5,484,684		—	—
General Trust Company, as trustee(4)	3,350,615		8.8%	—		—	3,350,615		—	—
David R. Weinreb(5)	—		—	2,367,985	(7)	5.9%	2,367,985	(8)	—	—
Grant Herlitz(5)	—		—	315,731	(8)	—	315,731	(9)	—	—
Andrew C. Richardson(5)	20,000	(6)	—	178,971	(9)	—	178,971	(10)	20,000	—

(1)                  Such shares are beneficially owned by Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.F L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Holdings VI L.P. and Blackstone GGP Principal Transaction Partners L.P. Blackstone Real Estate Associates VI L.P. is the general partner of each of Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.F L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI TE.2 L.P. and Blackstone GGP Principal Transaction Partners L.P.  BREP VI Side-by-Side GP L.L.C. is the general partner of Blackstone Real Estate Holdings VI L.P.  BREA VI L.L.C. is the general partner of Blackstone Real Estate Associates VI L.P. Blackstone Holdings III L.P. is the managing member of BREA VI L.L.C and the sole member of BREP VI Side-by-Side GP L.L.C. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P.  The Blackstone Group L.P. is the managing member of Blackstone Holdings III GP Management L.L.C. The Blackstone Group L.P. is controlled by its general partner, Blackstone Group Management L.L.C., which is in turn wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.  Each of such entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Investors directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares except to the extent of its or his indirect pecuniary interest therein.  The address of the Blackstone Investors and each other entity or individual described in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(2)                   (i) Brookfield Asset Management Inc. (“BAM”), (ii) Partners Limited (“Partners”), (iii) Brookfield Holdings Canada Inc. (“BHCI”), (iv) Brookfield Private Funds Holdings Inc. (“Brookfield Holdings”), (v) Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP (“BAM Canada”), (vi) Brookfield US Holdings Inc. (“US Holdings”), (vii) Brookfield US Corporation (“US Corp.”), (viii) Brookfield Retail Holdings HHC LLC (“Brookfield”), (ix) Brookfield Retail Holdings II LLC (“BRH II”), (x) Brookfield Retail Holdings III LLC (“BRH III”), (xi) Brookfield Retail Holdings IV-A LLC (“BRH IV-A”), (xii) Brookfield Retail Holdings IV-B LLC (“BRH IV-B”), (xiii) Brookfield Retail Holdings IV-C LLC (“BRH IV-C”), (xiv) Brookfield Retail Holdings IV-D LLC (BRH IV-D”), and (xv) Brookfield Retail Holdings V LP, (“BHR-V” and collectively, the “Brookfield Reporting Persons”), may be deemed to constitute a “group” within the meaning of Section 13(d)(3) under the Exchange Act and Rule 13d-5(b)(1) thereunder and each member of such “group” may be deemed to beneficially own all shares of common stock and warrants held by all members of the “group”.  Each of Brookfield, BRH II, BRH III, BRH IV-A, BRH IV-B, BRH IV-C, BRH IV-D and BRH V (collectively, the “Investment Vehicles”), as applicable, shares voting and investment power with respect to these shares. BAM, Partners, BHCI, Brookfield Holdings, BAM Canada, US Holdings and US Corp. may be deemed to share beneficial ownership with respect to these shares.  Each Investment Vehicle is managed by a controlled affiliate of BAM and each expressly disclaims, to the extent permitted by applicable law, beneficial ownership of any shares of common stock and warrants held by each of the other Investment Vehicles. The address of each such Investment Vehicle is c/o Brookfield Retail Holdings LLC, Level 22, 135 King Street, Sydney NSW 2000, Australia. Each of (i) Future Fund Board of Guardians and (ii) China Investment Corporation, Stable Investment Corporation (a subsidiary of China Investment Corporation) and Best Investment Corporation (a subsidiary of China Investment Corporation), by virtue of various agreements and arrangements with certain Brookfield Reporting Persons, may be deemed to be members of a “group” with certain Brookfield Reporting Persons and share voting and investment power over these shares.

(3)              The shares of our common stock beneficially owned by Pershing Square are, or may be deemed to be, beneficially held by Pershing Square Capital Management, L.P., PS Management GP, LLC and Pershing Square GP, LLC, and William A. Ackman, who collectively share, or may be deemed to share, dispositive and voting power over all shares held for the accounts of Pershing Square, L.P., Pershing Square II, L.P. and Pershing Square International, Ltd. (or its wholly owned subsidiary PSRH, Inc.), which is a Cayman Islands exempted company.  Certain of the Pershing Square entities also have economic exposure up to approximately 5,399,839 shares of our common stock (approximately 11.1% of our outstanding shares, including shares issuable upon exercise of the warrants).  The address of Pershing Square is 888 Seventh Avenue, 42nd Floor, New York, New York 10019.

(4)                  Such shares are beneficially owned by General Trust Company (“GTC”) solely in its capacity as trustee of trusts, the beneficiaries of which are members of the Bucksbaum family which, for purposes hereof, include the spouses and descendants of Martin, Matthew and Maurice Bucksbaum.  GTC has sole beneficial ownership of 3,350,615 shares of common stock.  The address of GTC is 300 North Dakota Avenue, Suite 202, Sioux Falls, South Dakota 57104.

(5)                  Subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

(6)                  These shares represent restricted shares of our common stock issued to Mr. Richardson pursuant to Mr. Richardson’s employment agreement.

(7)                  These shares represent shares of our common stock underlying HHC warrants received pursuant to Mr. Weinreb’s warrant purchase agreement.

(8)                  These shares represent shares of our common stock underlying HHC warrants received pursuant to Mr. Herlitz’s warrant purchase agreement.

(9)                  These shares represent shares of our common stock underlying HHC warrants received pursuant to Mr. Richardson’s warrant purchase agreement.

PLAN OF DISTRIBUTION

We are registering shares of HHC common stock and warrants issued or issuable to the selling stockholders to permit the resale of these shares of HHC common stock and warrants by the holders thereof from time to time after the date of this prospectus.  We are registering: (i) shares of our common stock issued to Pershing Square and GTC, as trustee, in connection with the spin-off; (ii) warrants issued to the Brookfield Investor, Fairholme, Pershing Square and the Blackstone Investors pursuant to our predecessors’ plan of reorganization; (iii) shares of our common stock issuable upon exercise of the warrants issuable to the Brookfield Investor, Fairholme, Pershing Square and the Blackstone Investors pursuant to our predecessors’ plan of reorganization; (iv) shares of our common stock issued to the Brookfield Investor and Pershing Square pursuant to the Shareholders Agreements; and (v) shares of our common stock issuable upon exercise of the warrants issuable to Mr. Weinreb and Mr. Herlitz pursuant to their respective warrant purchase agreements, dated November 22, 2010, and to Mr. Richardson pursuant to his warrant purchase agreement dated February 25, 2011 (all together, the “Executive Warrant Agreements”).  We do not know whether, when or in what amount the selling stockholders may offer the shares or warrants for sale.  We expect that the offering price for our common stock will be based on the prevailing market price of our common stock at the time of sale.  There is currently no established market price for the warrants.  We expect that the offering price for the warrants will be based on the relationship between the exercise price of the warrants and the prevailing market price for our common stock at the time of sale.

Some of the shares of our common stock and the warrants offered hereby were originally issued to the Plan Sponsors pursuant to an exemption from the registration requirements of the Securities Act.  The Blackstone Investors are permitted assignees of the rights of the Plan Sponsors.  We agreed to register such shares of our common stock and the warrants pursuant to the Shareholders Agreements and the Warrant Agreement, dated November 9, 2010, between The Howard Hughes Corporation and

Mellon Investor Services LLC.  We also agreed to register the common stock issuable to GTC pursuant to a Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation and M.B. Capital Partners III.  We will pay all expenses of the registration of the shares of our common stock and the warrants pursuant to: (i) the Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation, GTC and M.B. Capital; (ii) the Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation and the Brookfield Investor; (iii) the Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Fairholme; and (iv) the Registration Rights Agreement, dated November 9, 2010, between The Howard Hughes Corporation and Pershing Square (all together, the “Registration Rights Agreements”), including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions.  We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreements or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreements or we may be entitled to contribution.

Pursuant to the Executive Warrant Agreements: (i) Mr. Weinreb purchased a warrant to acquire 2,367,985 shares of Company common stock for a purchase price of $15.0 million in cash, which purchase price was determined to be at current fair value; (ii) Mr. Herlitz purchased a warrant to acquire 315,731 shares of Company common stock for a purchase price of $2.0 million in cash, which purchase price was determined to be at current fair value; and (iii) Mr. Richardson purchased a warrant to acquire 178,971 shares of company common stock for a purchase price of $2.0 million in cash, which purchase price was determined to be at current fair value.

We agreed to register the shares of our common stock subject to the Executive Warrant Agreements with Mr. Weinreb, Mr. Herlitz and Mr. Richardson. We will pay all expenses of the registration of the shares of our common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions.

We will not receive any proceeds from sales of any shares of our common stock or warrants by the selling stockholders.

The selling stockholders (or their pledgees, donees, transferees, distributees or successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders)) may sell all or a portion of the shares of HHC common stock or warrants beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, and any broker-dealers or agents may arrange for other broker-dealers or agents to participate in effecting sales of these securities.  These underwriters or broker-dealers may act as principals, or as an agent of a selling stockholder.  If the shares of HHC common stock or warrants are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of HHC common stock or warrants may be sold on any national securities exchange or automated interdealer quotation system on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in a variety of transactions, which may involve crosses or block transactions.  The selling stockholders may use any one or more of the following methods when selling shares or warrants:

•                  purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares or warrants for whom they may act as agent;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                  one or more block trades in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses in which the same broker acts as agent on both sides;

•                  purchases by a broker or dealer (including a specialist or market maker) as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•                  an exchange distribution in accordance with the rules of any stock exchange on which the shares of HHC common stock or warrants are listed;

•                  face-to-face privately negotiated transactions between sellers and purchasers without a broker-dealer;

•                  an agreement between broker-dealers and the selling stockholders to sell a specified number of such shares or warrants at a stipulated price per share;

•                  the pledge of shares or warrants as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares, the warrants or other interests in the shares;

•                  settlement of short sales or transactions to cover short sales relating to the shares or warrants entered into after the effective date of the registration statement of which this prospectus is a part;

•                  distributions to creditors, equity holders, partners and members of the selling stockholders;

•                  transactions in options, swaps or other derivatives (whether listed on an exchange or otherwise);

•                  sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and

•                  any combination of the foregoing or by any other legally available means.

The selling stockholders may also transfer the shares of our common stock or warrants by gift.  We do not know of any arrangements by the selling stockholders for the sale of any of the shares of our common stock or warrants.

The selling stockholders also may resell all or a portion of the shares of our common stock or the warrants in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in sales.  If the selling stockholders effect such transactions by selling shares of our common stock or warrants to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders.  Underwriters, brokers, dealers or agents may also receive compensation from the purchasers of shares of our common stock for whom they act as agents or to whom they sell as principals, or both.  Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to the prospectus contained in the registration statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM 2440-1 and NASD IM 2440-2.

In connection with sales of the shares of our common stock, the warrants or otherwise, the selling stockholders (or their pledgees, donees, transferees, distributees or successors in interest) may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock or the warrants in the course of hedging in positions they assume.  The selling stockholders may also sell these securities short, and if such short sales shall take place after the date that the registration statement is declared effective by the SEC securities, the selling stockholders may deliver the securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of our common stock or the warrants to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or one or more derivative transactions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).  Notwithstanding the foregoing, the selling stockholders have been advised that they may not use securities registered on the registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

Subject to any applicable company policy, the selling stockholders (or their pledgees, donees, transferees, distributees or successors in interest) may, from time to time, pledge, hypothecate or grant a security interest in some or all of the securities registered by the registration statement owned by them and, if they default in the performance of their secured obligations, the pledgees, secured parties or persons to whom the securities have been hypothecated may offer and sell such securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee, persons to whom the securities have been hypothecated or other successors in interest as selling stockholders under this prospectus.  The plan of distribution for that selling stockholder’s shares of our common stock or the warrants will otherwise remain unchanged.  The selling stockholders (or their pledgees, donees, transferees, distributees or successors in interest) also may transfer and donate the shares of our common stock or the warrants in other circumstances in which case the transferees, donees, pledgees, persons to whom the securities have been hypothecated or other successors in interest thereof will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders (or their pledgees, donees, transferees, distributees or successors in interest) and any broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales.  In such event, any profits realized by the selling stockholders and any compensation earned by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders (or their pledgees, donees, transferees, distributees or successors in interest) who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.  We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the selling stockholders (or their pledgees, donees, transferees, distributees or successors in interest) for the purpose of satisfying any prospectus delivery requirements.  Except as otherwise set forth herein, each selling stockholder has informed the Company that it is not a registered broker-dealer or is not an affiliate of a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock or the warrants.  In no event shall any broker dealer receive fees, commissions and markups that, in the aggregate, would exceed eight percent (8%).  Brookfield Financial US, LLC, an affiliate of Brookfield Investor, is a Delaware limited liability company formed on July 21, 2009 and a registered broker-dealer.  Its registration with the SEC and Financial Industry Regulatory Authority was approved on March 31, 2010.

Under the securities laws of some states, the shares of our common stock or the warrants may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of our common stock or the warrants may not be sold unless such shares or the warrants have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with by us.

The selling stockholders (or their pledgees, donees, transferees, distributees or successors in interest) may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares they are allowed to sell under this prospectus.  The selling stockholders (or their pledgees, donees, transferees, distributees or successors in interest) will act independently of us in making decisions regarding the timing, manner, and size of each sale.  There can be no assurance, however, that all or any of the shares will be offered by the selling stockholders.  We know of no existing arrangements between any selling stockholders and any broker, dealer, finder, underwriter, or agent relating to the sale or distribution of the securities.

Each selling stockholder (or its pledgees, donees, transferees, distributees or successors in interest) and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock or the warrants by the selling stockholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock or the warrants to engage in market-making activities with respect to the shares of our common stock or the warrants.  All of the foregoing may affect the marketability of the shares of our common stock or the warrants and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock or the warrants.

To the extent permitted by applicable law, this plan of distribution may be modified in a prospectus supplement or otherwise. All of the foregoing may affect the marketability of the securities offered hereby.  This offering will terminate on the date that all securities offered by this prospectus have been sold by the selling stockholders.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Peter F. Riley.  Peter F. Riley has issued an opinion to us as to the validity of the securities offered hereby.

EXPERTS

The consolidated and combined financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to the allocations of certain operating expenses from General Growth Properties, Inc. included in the Company’s combined financial statements prior to November 9, 2010 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses expected to be incurred by The Howard Hughes Corporation (the “Registrant”) in connection with the registration and distribution of the securities being registered under this registration statement, other than any underwriting discounts and commissions, are estimated to be as follows:

SEC Fee	$51,494.44
Printing Expenses	$1,500.00
Legal Fees and Expenses	$10,000.00
Accounting Fees and Expenses	$5,000.00
Miscellaneous	$500.00
Total	$68,494.44

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our amended and restated certificate of incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be.  Our amended and restated certificate of incorporation also provides that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL.  We have entered into indemnification agreements with each of our directors and certain officers.  These agreements, among other things, require us to indemnify each director and certain officers to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts reasonably incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.  We also carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities.  The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  These provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care.  The provisions do not alter the liability of directors under the federal securities laws.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.  There is currently no pending material litigation or proceeding against any of our directors, officers or employees for which indemnification is being sought.

ITEM 16.       EXHIBITS

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit Index

Exhibit No.	Description of Exhibit
2.1

Separation Agreement, dated November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed November 12, 2010)

2.2

Partnership Interest Purchase Agreement, dated as of June 20, 2011, among TWC Commercial Properties, LLC, TWC Commercial Properties, LP, TWC Operating, LLC, TWC Operating, LP, TWC Land Development, LLC, TWC Land Development, LP and MS TWC, Inc., MS/TWC Joint Venture (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed July 5, 2011)

4.1

Section 382 Rights Agreement, dated as of February 27, 2012, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed February 29, 2012)

5.1*	Opinion of Peter F. Riley, as to the validity of the securities being registered

23.1*	Consent of Peter F. Riley (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney

*   Filed herewith

ITEM 17.       UNDERTAKINGS

(a)   The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on October 17, 2012.

THE HOWARD HUGHES CORPORATION

By:	/s/ David R. Weinreb
	Name:	David R. Weinreb
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as indicated on October 17, 2012.

Signature	Title

*	Chairman of The Board of Directors
William Ackman

/s/ David R. Weinreb	Director and Chief Executive Officer
David R. Weinreb	(Principal Executive Officer)

/s/ Andrew C. Richardson	Chief Financial Officer
Andrew C. Richardson	(Principal Financial and Accounting Officer)

*	Director
Adam Flatto

*	Director
Jeffrey Furber

*	Director
Gary Krow

*	Director
Allen Model

*	Director
R. Scot Sellers

*	Director
Steven Shepsman

*	Director
Burton M. Tansky

*	Director
Mary Ann Tighe

David R. Weinreb, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above-named directors and officers of The Howard Hughes Corporation, on this 17th day of October, 2012, pursuant to powers of attorney executed on behalf of such director and/or officer, and contemporaneously filed with the Securities and Exchange Commission.

*By	/s/ David R. Weinreb

David R. Weinreb Attorney-in-fact

Exhibit Index

Exhibit No.	Description of Exhibit
2.1

Separation Agreement, dated November 9, 2010, between The Howard Hughes Corporation and General Growth Properties, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed November 12, 2010)

2.2

Partnership Interest Purchase Agreement, dated as of June 20, 2011, among TWC Commercial Properties, LLC, TWC Commercial Properties, LP, TWC Operating, LLC, TWC Operating, LP, TWC Land Development, LLC, TWC Land Development, LP and MS TWC, Inc., MS/TWC Joint Venture (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed July 5, 2011)

4.1

Section 382 Rights Agreement, dated as of February 27, 2012, by and between The Howard Hughes Corporation and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed February 29, 2012)

5.1*	Opinion of Peter F. Riley, as to the validity of the securities being registered

23.1*	Consent of Peter F. Riley (included in Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney

*   Filed herewith